UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2005

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement

Pursuant to an Agreement and Plan of Merger and Reorganization dated April 17, 2005 (the “Merger Agreement”) by and among Adobe Systems Incorporated (“Adobe”), Avner Acquisition Sub, Inc., a wholly-owned subsidiary of Adobe (“Merger Sub”), and Macromedia, Inc. (“Macromedia”), Merger Sub merged with and into Macromedia (the “Merger”) and Macromedia became a wholly-owned subsidiary of Adobe. The Merger closed on December 2, 2005 and became effective on December 3, 2005.

Adobe entered into an Amended and Restated Employment Agreement dated May 23, 2005 (the “Employment Agreement”) with Stephen A. Elop pursuant to which Mr. Elop would serve as Adobe’s President of Worldwide Field Operations beginning upon the first business day following the closing of the Merger. The effectiveness of this agreement was contingent upon the closing of the Merger and confirmation of Mr. Elop’s work authorization and background clearance. The agreement became effective upon such closing on December 2, 2005.

Under the terms of the Employment Agreement, Mr. Elop’s base salary is $500,000 per year, and his target annual bonus will be 75% of his annual base salary, based on attainment of Adobe objectives. In addition, Mr. Elop will be eligible to participate in both the Adobe profit sharing plan (which can result in a payment to Mr. Elop of up to 10% of his annual base salary based on attainment of Adobe targets) and the Adobe Executive Severance Plan in the Event of a Change of Control of Adobe. Mr. Elop will also be granted an option to purchase 175,000 shares of Adobe common stock. Under the Employment Agreement, Adobe will reimburse Mr. Elop for his reasonable expenses in traveling between his office at corporate headquarters and his residence in Canada.

The Employment Agreement also confirms that upon the closing of the Merger, pursuant to resolutions adopted by the Macromedia compensation committee on February 26, 1997 and April 8, 2005, stock options awarded to Mr. Elop by Macromedia before January 19, 2005 will have vesting accelerated by an 18-month period.   The Employment Agreement also confirms an existing option to purchase 400,000 shares of Macromedia common stock granted to Mr. Elop in January 2005 (which was converted into an option to purchase 552,000 shares of Adobe common stock upon the consummation of the Merger) (the “New Option”), and an existing award of 100,000 shares of restricted Macromedia common stock granted to Mr. Elop in January 2005 (which was converted into 138,000 shares of restricted Adobe common stock upon the consummation of the Merger) (the “New Stock Award”), that will each continue to vest during his employment.

In the event Mr. Elop’s employment with Adobe is terminated by Adobe without cause, as a result of Mr. Elop’s death or disability, or by Mr. Elop for good reason at or before the close of business on the first anniversary of the first business day after the closing of the Merger, upon his providing a general release to Adobe, he will be entitled to receive a lump sum payment equal to the greater of $800,000 and an amount equal to the sum of his annual base salary and his annual bonus at the levels in effect immediately prior to his termination, or if greater, immediately prior to the closing of the Merger. He will also be reimbursed for any expenses incurred by him and his dependents for the one-year period following his termination date for coverage under COBRA, or Adobe will pay for comparable coverage. In addition, and provided that any termination by Mr. Elop for good reason does not occur until the close of business on the date 12 months after the first business day after the closing of the Merger, the New Option and the New Stock Award will become fully vested and the New Option will remain exercisable until the earlier of the expiration date of such option and the first anniversary of his termination date. Each other option, including the Adobe option for 175,000 shares, will remain exercisable until the earlier of the expiration date of such option and the end of the period specified in the stock option agreement.

In the event Mr. Elop’s employment with Adobe is terminated by Adobe without cause, as a result of Mr. Elop’s death or disability, or by Mr. Elop for good reason after the date 12 months after the first business day after the closing  of the Merger, upon his providing a general release to Adobe, he will be entitled to receive a lump sum payment equal to the greater of $800,000 and an amount equal to the sum of his annual base salary and his annual bonus at the levels in effect immediately prior to his termination. He will also be reimbursed for any expenses incurred by him and his dependents for the one-year period following his termination date for coverage under COBRA, or Adobe will pay for comparable coverage. In addition, the New Option will have its vesting schedule accelerated by 12 months and will remain exercisable until the earlier of the one-year anniversary of the termination date, and the expiration date specified in the stock option agreement.   Each other option, including the Adobe option for 175,000 shares, will remain exercisable until the earlier of the expiration date of such option and the end of the period specified in the stock option agreement.

Under the Employment Agreement, good reason is defined as either: a termination by Mr. Elop, as a result of a material adverse change in his position as President of Worldwide Field Operations, an involuntary reduction in his compensation by more than 10%, a relocation of his principal place of employment by more than 50 miles or a material breach by Adobe of its indemnification obligations to Mr. Elop, or voluntary termination by Mr. Elop for any reason during the six-month period ending on the one year anniversary of the first business day after the closing of the Merger.

Also, in the event Mr. Elop’s employment is terminated by Mr. Elop for good reason,  by Mr. Elop for any reason after January 19, 2007, by Adobe at any time without cause, or as a result of Mr. Elop’s death or disability, he will be entitled to an additional payment equal to $5,000,000 which will be reduced by

•      any gain Mr. Elop receives as a result of the sale, prior to his termination date, of shares attributable to any stock options exercised by Mr. Elop or any stock award granted to Mr. Elop including options granted to Mr. Elop pursuant to the Employment Agreement;

•      the difference between the fair market value of any exercised but unsold shares and any unexercised vested shares (including shares that become vested as a result of the termination of employment and shares granted by Adobe under the Employment Agreement) attributable to any stock option granted to Mr. Elop and the exercise price of the applicable stock option; and

•      the fair market value of vested shares of restricted stock still held by Mr. Elop as of the termination date (including shares that become vested as a result of the termination of employment and shares granted by Adobe under the Employment Agreement).

In the event Mr. Elop remains an employee of Adobe until at least the close of business on the business day immediately preceding the one-year anniversary of the first business day following the closing of the Merger, he will receive a retention bonus payment of $1,000,000 from Adobe within 15 days of such date. If Mr. Elop’s employment is terminated by Adobe without cause during the six-month period ending on the business day immediately preceding the one-year anniversary of the first business day following the closing of the Merger, Mr. Elop will be entitled to a pro rated retention bonus payment equal to one-sixth of the total amount for each full or partial month Mr. Elop remains employed by Adobe during the six-month period ending on the business day immediately preceding the one-year anniversary of the first business day following the closing of the Merger, to be paid within 15 days of the involuntary termination date.

The summary of material terms of the Employment Agreement set forth above is qualified in its entirety by reference to the Employment Agreement, a copy of which is incorporated by reference as Exhibit 10.1 to this Report and incorporated herein by reference.

2005 Equity Incentive Assumption Plan

Effective as of the effective time of the Merger on December 3, 2005, in connection with the Merger, Adobe elected to assume the outstanding stock awards and the shares remaining available for future issuance under the following equity incentive plans maintained by Macromedia (in addition to the other outstanding options to acquire shares of Macromedia common stock assumed by Adobe in connection with the Merger): (i) Andromedia, Inc. 1999 Stock Plan, (ii) Macromedia, Inc. 2002 Equity Incentive Plan,

(iii) Allaire Corp. 1997 Stock Incentive Plan, (iv) Allaire Corporation 1998 Stock Incentive Plan, and (v) Allaire Corporation 2000 Stock Incentive Plan (collectively, the “Macromedia Plans”).

Effective December 3, 2005, Adobe’s board of directors adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the “Assumption Plan”). The Assumption Plan permits the grant of nonstatutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, performance shares, and performance units.  The terms and conditions of such stock awards under the Assumption Plan are substantially similar to those under Adobe’s 2003 Equity Incentive Plan, which was last approved by Adobe’s stockholders on April 28, 2005.  In accordance with NASDAQ listing requirements, Adobe may grant new stock awards under the Assumption Plan to its employees who were not employed by or providing services to Adobe or any of its affiliates (other than Macromedia and its affiliates and subsidiaries) prior to December 3, 2005.

Under the Assumption Plan, an aggregate of 8,838,874 shares of Adobe common stock is reserved for issuance.  Such share reserve consists solely of the unused and converted share reserves and potential reversions to the share reserves as of December 3, 2005, with respect to the Macromedia Plans.  The share reserve is divided into Reserve A and Reserve B.   Reserve A consists of 190,678 shares of Adobe common stock which includes the unused share reserve of and potential reversions to the Andromedia, Inc. 1999 Stock Plan.  Reserve B consists of 8,648,196 shares of Adobe common stock which includes the unused share reserve of and potential reversions to the (i) Macromedia, Inc. 2002 Equity Incentive Plan, (ii) Allaire Corp. 1997 Stock Incentive Plan, (iii) Allaire Corporation 1998 Stock Incentive Plan, and (iv) Allaire Corporation 2000 Stock Incentive Plan.  In the event of the forfeiture or expiration of any stock awards granted under the Macromedia Plans, the shares of Adobe common stock associated with such forfeited or expired stock awards will become available for award pursuant to the terms of Reserve A or Reserve B, as applicable.  No stock awards may be made from Reserve A after August 1, 2009, and no stock awards may be made from Reserve B after November 10, 2014.  The Assumption Plan limits the number of shares that may be issued in the form of stock purchase rights, stock bonuses, performance shares, or performance units to 100,000 shares of Adobe common stock.

In the event of a sale of substantially all of the voting stock of Adobe, a merger involving Adobe, the sale of substantially all of the assets of Adobe, or a liquidation or dissolution of Adobe, stock awards may be assumed or substituted by a successor entity.  In the event that a successor entity elects not to assume or substitute for such stock awards, the stock awards will become fully vested.

The board of directors of Adobe may terminate or amend the Assumption Plan at any time subject to applicable rules. The summary of the Assumption Plan contained herein is qualified in its entirety by reference to the full text of the Assumption Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the form of Nonstatutory Stock Option Agreement for use in grants under the Assumption Plan is attached hereto as Exhibit 10.3.

Executive Severance Agreement

On December 5, 2005, Adobe entered into an Executive Severance Agreement and General Release of Claims (the “Resignation Agreement”) with Ivan Koon, Adobe’s Senior Vice President of Intelligent Documents Business Unit.

Pursuant to the terms of the Resignation Agreement, which is effective as of December 3, 2005 (the “Termination Date”), Mr. Koon will receive: (i) a lump sum severance payment of $350,000, less applicable withholdings; (ii) COBRA health insurance coverage premium payments through the earlier of November 30, 2006 or the date on which Mr. Koon first becomes eligible for other group health insurance coverage; and (iii) the laptop computer that was provided to Mr. Koon by Adobe and any associated Adobe software that is on the computer.

In addition, if Mr. Koon does not provide any work, services, or assistance (as an employee, director, contractor, consultant, investor, or otherwise) to any competitor of Adobe (except with the prior written consent of Adobe) during the period between the Termination Date and November 30, 2006, Adobe shall make a payment to Mr. Koon of $175,000, less applicable withholding.

The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the Resignation Agreement, a copy of which is attached to this Report as Exhibit 10.4 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Merger with Macromedia

On December 3, 2005, pursuant to the Merger Agreement, Macromedia became a wholly-owned subsidiary of Adobe and each outstanding share of Macromedia common stock was converted into the right to receive 1.38 shares of Adobe common stock. The Merger is intended to qualify as a tax-free reorganization and Adobe will account for the Merger using the purchase method of accounting.

In connection with the Merger, approximately 79,016,310 shares of Macromedia common stock were converted into the right to receive approximately 109,042,507 shares of Adobe common stock. In addition, Adobe assumed outstanding options to acquire approximately 10,974,669 shares of Macromedia common stock, and converted those into options to acquire approximately 15,144,306 shares of Adobe common stock.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In conjunction with the acquisition of Macromedia, on December 3, 2005, the Adobe board of directors approved a restructuring plan to better align Adobe’s resources among its client and product groups (the “Restructuring Plan”). Adobe expects to incur approximately $20.0 to $25.0 million in pre-tax restructuring and related charges associated with this Restructuring Plan over the twelve months ending December 1, 2006. Included in the restructuring and other charges are (i) approximately $4.0 to $5.0 million primarily related to the consolidation of leased facilities and accelerated depreciation of tenant improvements and (ii) approximately $16.0 to $20.0 million related to employee severance arrangements. Adobe expects to complete the majority of the activities related to the Restructuring Plan in its first quarter ending March 3, 2006.

These restructuring expenses relate only to those employees and facilities that were associated with Adobe prior to the acquisition of Macromedia on December 3, 2005. These expenses will be a charge to earnings in the respective quarter in which they are incurred. Adobe expects to incur additional restructuring expenses relating to Macromedia’s operations. These costs will be included in the assumed liabilities of Macromedia as of December 3, 2005 and will be recorded as part of the total acquisition purchase price of Macromedia.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of President of Worldwide Field Operations

Effective as of December 5, 2005, Stephen A. Elop was appointed President of Worldwide Field Operations of Adobe. Mr. Elop is 41 years old. Mr. Elop served as Chief Executive Officer and a director of Macromedia, a software provider, from January 2005 until the effective time of the Merger. Mr. Elop served as Chief Operating Officer of Macromedia from July 2004 to January 2005, Executive Vice President of Worldwide Field Operations of Macromedia from April 2001 to January 2005, General Manager, eBusiness Solutions of Macromedia from December 1999 to April 2001, and Chief Information Officer of Macromedia from March 1998 to December 1999. Mr. Elop holds a bachelor’s degree from McMaster University.

As a result of the Merger, 123,428 shares of Macromedia common stock held by Mr. Elop were converted into the right to receive 170,330 shares of Adobe common stock and options to purchase 544,834 shares of Macromedia common stock held by Mr. Elop were converted into options to purchase 751,870 shares of Adobe common stock. See the section entitled “Merger with Macromedia” in Item 2.01 above.

Mr. Elop has entered into an employment agreement with Adobe pursuant to which he was appointed President of Worldwide Field Operations. The material terms of the employment agreement are described in Item 1.01 above under the heading “Employment Agreement.”

(d) Appointment of Director

Effective as of the effective time of the Merger on December 3, 2005, Robert K. Burgess, who previously served as Executive Chairman and as a director of Macromedia, was appointed to the board of directors of Adobe pursuant to the terms of the Merger Agreement. Mr. Burgess was designated as a Class II director of Adobe, to serve until Adobe’s 2007 annual meeting of stockholders, or until his successor is duly elected and qualified. Mr. Burgess has not been appointed to any committee of the board of directors.

As a result of the Merger, 114,037 shares of Macromedia common stock beneficially owned by Mr. Burgess were converted into the right to receive 157,370 shares of Adobe common stock and options to purchase 939,752 shares of Macromedia common stock held by Mr. Burgess were converted into options to purchase 1,296,856 shares of Adobe common stock. See the section entitled “Merger with Macromedia” in Item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment on or before February 14, 2006.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment on or before February 14, 2006.

(d) Exhibits

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
2.1	Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, among Adobe Systems Incorporated, Avner Acquisition Sub, Inc. and Macromedia, Inc.	S-4	6/28/05	2.1

10.1	Amended and Restated Employment Agreement between Adobe Systems Incorporated and Stephen Elop, dated May 23, 2005.	S-4	6/28/05	10.1

10.2	Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan.				X

10.3	Form of Nonstatutory Stock Option Agreement used in connection with the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan.				X

10.4	Executive Severance Agreement and General Release of Claims, dated December 5, 2005, between Adobe Systems Incorporated and Ivan Koon.				X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: December 7, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
2.1	Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, among Adobe Systems Incorporated, Avner Acquisition Sub, Inc. and Macromedia, Inc.	S-4	6/28/05	2.1

10.1	Amended and Restated Employment Agreement between Adobe Systems Incorporated and Stephen Elop, dated May 23, 2005.	S-4	6/28/05	10.1

10.2	Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan.				X

10.3	Form of Nonstatutory Stock Option Agreement used in connection with the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan.				X

10.4	Executive Severance Agreement and General Release of Claims, dated December 5, 2005, between Adobe Systems Incorporated and Ivan Koon.				X